LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), is made as of the [*] day of [*], 2022, by and among PSLY.com, Inc., a Delaware corporation (the “Company”), and each of the undersigned, each of which is referred to in this Agreement as a “Key Investor.”

1.Each Key Investor hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock under the Securities Act on its registration statement on Form S-4 initially filed on August 12, 2022 (the “Form S-4”) and ending on the date two hundred ten days after the effective date of the Form S-4, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Key Investor or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

2.In addition, after the expiration of the 210-day period referred to above until the first anniversary of the effective date of the S-4, none of the Key Investors shall (i) sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Key Investor or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, unless (x) such transaction complies with the volume limitation provisions of Rule 144 promulgated under the Securities Act of 1933, as amended, as if such limitation applied (whether or not they do then apply) or (y) the Company consents to such transaction.

3.The foregoing provisions of this Agreement shall not apply to the sale of any shares pursuant to a tender offer made to all stockholders of the Company.

4.This Agreement may be amended or supplemented in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by a duly authorized representative of each of the parties hereto.  Each party represents and warrants that this Agreement is duly authorized, and all required consents have been obtained, by such party and all required consents have been obtained, including without limitation under the Company’s governing corporate documents and all applicable agreements to which the Company is a party or by which it is bound.  Failure or delay of a party to insist on performance or compliance by such party in strict accordance with any of the terms and conditions of this Agreement will not be deemed a waiver or relinquishment of any of the rights granted by this Agreement, the right to insist upon compliance with such provision, or the right to take remedial steps to recover damages or other relief for noncompliance.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.  If any one or more of the provisions in this Agreement are, for any reason, held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the other provisions and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PSLY.com, Inc.

By:__________________________________________

Name:

Title:

KEY INVESTORS:

Signature:

Name: Benjamin Kaplan

eHave, Inc.

By:___________________________________________

Name:

Title:

Orthogonal Thinker, Inc.

By:___________________________________________

Name:

Title: